SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of December __, 2002, is by and among The Classica Group, Inc., a New York corporation, with an office located at 1835 Swarthmore Avenue, Lakewood, New Jersey 08701 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

         WHEREAS:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act") and Section 4(2) promulgated under the 1933 Act.

         B. The Company's authorized common stock consists of 25,000,000 shares, par value $0.001 per share.

         C. The Buyers severally wish to purchase, upon the terms and conditions stated in this Agreement, shares of the Company's common stock for an aggregate purchase price of no less than $1 million and no more than $2 million (collectively, the "Shares"), in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers.

         D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1.       PURCHASE AND SALE OF SHARES.

         a. Purchase of Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, the respective number of Shares set forth opposite such Buyer's name on the Schedule of Buyers (the "Closing").

         b. The Closing. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., Eastern Time, on such dates as are mutually agreed to by the Company and the several Buyers, but in no event later than October __, 2002, subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6. The Closing shall occur on the Closing Date at the offices of Greenbaum Rowe Smith Ravin Davis & Himmel, LLP 99 Wood Avenue South, Iselin, New Jersey 08830.
         c. Form of Payment. On the Closing Date, (A) each Buyer shall pay the Company for the Shares to be issued and sold to such Buyer on the Closing Date, by cashier's or certified check or wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (B) the Company shall deliver to each Buyer stock certificates representing the number of Shares which such Buyer is then purchasing hereunder, duly executed on behalf of the Company.

2.       BUYER'S REPRESENTATIONS AND WARRANTIES.

         Each Buyer represents and warrants to the Company with respect to only itself that:

         a. Investment Purpose. Such Buyer (i) is acquiring the Shares for its own account for investment only and not with a present view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act.

         b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

         c. Reliance on Exemptions. Such Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Shares.

         d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in this Agreement.

         e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

         f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

         g. Legends. Such Buyer understands that the stock certificates representing the Shares, except as set forth below, shall bear a restrictive legend in substantially the following form:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed, and the Company shall reissue the relevant shares without such legend to the holder of the shares upon which it is stamped, if, (i) such shares are registered for resale under the 1933 Act, or
(ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of such shares may be made without registration under the 1933 Act.

         h. Authorization; Enforcement; Validity. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         i. Residency. Such Buyer is a resident of that country or state specified in its address on the Schedule of Buyers.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each of the Buyers that:

         a. Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 50% or more of the capital stock or other equity or similar interests or owns capital stock or holds an equity or similar interest which ownership entitles the Company to elect 50% or more of the board of directors or similar governing body of such entity) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, prospects or condition (financial or otherwise) of the Company, individually, or of the Company and its Subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations herein or therein. A complete list of entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest is disclosed in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 (the "2001 Annual Report").

         b. Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and to issue the Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         c. Capitalization. The capitalization of the Company as of June 30, 2002 is set forth in its Quarterly Report on Form 10-QSB, filed with the SEC on August 14, 2002 (the "June 2002 Quarterly Report"). All of the Company's outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in the 2001 Annual Report or the June 2002 Quarterly Report, (A) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (B) there are no outstanding material debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; or (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement). The Company has furnished to each Buyer true and correct copies of the Company's Certificate of Incorporation, as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable or exchangeable for Common Stock and the material rights of the holders thereof in respect thereto except for stock options granted under any benefit plan or stock option plan of the Company approved by the Board of Directors of the Company.

         d. Issuance of Shares. The Shares are duly authorized and, upon issuance shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of shares of the Company's common stock. Based, in part, on reliance on the representations and warranties of each of the Buyers herein, the issuance by the Company of the Shares is exempt from registration under the 1933 Act.

         e. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, or By-laws. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement, as required under the 1933 Act, or as required by state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated hereby. Except as disclosed in the 2001 Annual Report or the June 2002 Quarterly Report, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market, and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Company's common stock by the Principal Market in the foreseeable future. The term "Principal Market" means the Nasdaq SmallCap Market, or if the Company's common stock is not traded on the Nasdaq SmallCap Market, then the principal securities exchange or trading market for the Company's common stock.

         f. SEC Documents; Financial Statements. Since December 31, 2000, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents").

         g. Absence of Certain Changes. Except as disclosed in the Company's 2001 Annual Report or June 2002 Quarterly Report, since December 31, 2001, there has been no change or development that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         h. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, except as set forth in the Company's 2001 Annual Report or the June 2002 Quarterly Report, or with respect to the Company and its Subsidiaries, to the extent that any such action or threatened action does not set forth potential liability, claims or charges individually in excess of $100,000, or in the aggregate in excess of $1,000,000. To the knowledge of the Company, none of the directors or officers of the Company has been a party to any securities-related litigation during the past five years.

         i. Acknowledgment Regarding Buyer's Purchase of Shares. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Shares. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

         j. No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the issuance of the Shares contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws and which has not been publicly disclosed.

         k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of any of the Shares.

         l. No Integrated Offering. Neither the Company, nor any of its Subsidiaries or their affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance by the Company of any of the Shares under the 1933 Act or cause this offering of any of the Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act, or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the issuance by the Company of any of the Shares under the 1933 Act, or cause the offering of the Shares to be integrated with other offerings.

         m. Employment Matters; ERISA Matters. There are no pending investigations involving the Company or any of its Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its Subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its Subsidiaries. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent. Every employee benefit plan (whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company or any of member of its controlled group (determined in accordance with Section 4001(a)(14) of ERISA) (collectively the "Plans") is in full force and effect. Except for such failures that would not, either individually or in the aggregate, result in a Material Adverse Effect, each of the Plans has been maintained and administered in accordance with their terms, ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws. None of the Plans is subject to Title IV of ERISA and no Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA). Each Plan intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section and no event has occurred which cause any such Plan to lose its qualification.

         n. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now conducted, except where the failure to own or possess such rights would not result, either individually or in the aggregate, in a Material Adverse Effect. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other intellectual property rights has expired or terminated, or is expected to expire or terminate within two (2) years from the date of this Agreement, except where such expiration or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as would not have a Material Adverse Effect, the Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others and, except as would not have a Material Adverse Effect, there is no claim, action or proceeding being made or brought against, or to the knowledge of the Company, being threatened against, the Company or its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

         o. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them, and good and marketable title to all personal property owned by them.

         p. Environmental Laws. The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where the failure of the Company and its Subsidiaries would not, either individually or in the aggregate, have a Material Adverse Effect. Except as would not have a Material Adverse Effect, with respect to the Company and/or its Subsidiaries (1) there are no past or present releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under any Environmental Law and (2) neither the Company nor any of its Subsidiaries has received any notice with respect to the foregoing, nor is any action pending or, to the knowledge of the Company, threatened in connection with the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

         q. Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.

         r. Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits (collectively, "Permits") issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for Permits the absence of which would not result, either individually or in the aggregate, in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Permit.

         s. Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         t. No Materially Adverse Contracts. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

         u. Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves for on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

         v. Transactions With Affiliates. Except as set forth in the 2001 Annual Report or the June 2002 Quarterly Report, and other than the grants of stock options under any stock option plans of the Company approved by the Company's Board of Directors, none of the officers, directors or employees of the Company is currently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

         w. Investment Company Status. The Company is not, and upon the sale of the Shares will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         x. Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         y. Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects as of the date of and delivery of such information and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its Subsidiaries or its or their businesses, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

4.       COVENANTS

         a. Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

         b. Financial Information. The Company agrees to file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act. The financial statements of the Company will be prepared in accordance with generally accepted accounting principles, consistently applied, and will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries and results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         c. Corporate Existence. So long as a Buyer beneficially owns any Shares, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) such surviving or successor entity or its parent into whose stock the Shares will be convertible or exercisable is a publicly traded corporation whose common stock is listed for trading on or quoted on the New York Stock Exchange, Nasdaq or on the Principal Market.

         d. Good Standing. At the Closing, the Company shall deliver a good standing certificate to the Buyers, certifying the Company's qualification to do business and its good standing in the states in which it is qualified to do business.

         e. Disclosure. From and after the date hereof, the Company will not provide to any Buyer any material non-public information.

         f. Compliance with Law. The Company will conduct its business in compliance with all applicable laws, rules, ordinances and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations the failure to comply with which would have a Material Adverse Effect.

         g. Insurance. The Company shall maintain liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by companies of comparable size and operations to the Company.

         h. Buyers' Covenant. Each of the Buyers covenants with respect to itself that from and after the execution of this Agreement (i) neither it nor its affiliates will purchase or sell shares of the Company's common stock prior to the Closing Date and (ii) it will purchase and sell the Shares in compliance with the rules and regulations of the SEC (except to the extent that such failure to comply results from the breach by the Company of any representation, warranty or covenant herein.

5.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

         The obligation of the Company to issue and sell the Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

         (i) Such Buyer shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

         (ii) Such Buyer shall have delivered to the Company the purchase price for the Shares being purchased by such Buyer at the Closing, by good certified or cashier's check or by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

         (iii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

         (iv) The Company shall have received a minimum of $1 million, but not more than $2 million, in the aggregate from the Buyers to purchase the Shares.

6.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE

         The obligation of each Buyer hereunder to purchase the Shares from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

         (i) The Company shall have executed this Agreement and the Registration Rights Agreement and delivered the same to such Buyer.

         (ii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required hereby to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date.

         (iii) The Company shall have executed and delivered to such Buyer the certificates for the Shares being purchased by such Buyer at the Closing.

         (iv) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and the Subsidiaries in such entity's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten (10) days of the Closing Date.

         (v) The Company shall have delivered to such Buyer a secretary's certificate, dated as of the Closing Date, certifying as to (A) the Certificate of Incorporation and (B) the By-laws, each as in effect at the Closing.

         (vi) The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Shares pursuant to this Agreement in compliance with such laws.

         (vii) The Company shall have received a minimum of $1 million, but not more than $2 million, in the aggregate from the Buyers to purchase the Shares.



7.       INDEMNIFICATION.

         In consideration of each Buyer's execution and delivery of this Agreement and acquiring the Shares thereunder and in addition to all of the Company's other obligations hereunder, the Company shall defend, protect, indemnify and hold harmless each Buyer and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company herein or in any other certificate, instrument or document contemplated hereby, (b) any breach of any covenant, agreement or obligation of the Company contained herein or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a stockholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby,
(ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares or (iii) the status of such Buyer as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

8.       MISCELLANEOUS.

         a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New Jersey. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in the District of New Jersey and the state courts in the State of New Jersey, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and at least a majority of the Buyers. No such amendment shall be effective to the extent that it applies to less than all of the Buyers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

         f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The term "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed. The addresses and facsimile numbers for such communications shall be:

If to the Company:         The Classica Group, Inc.
                           1835 Swarthmore Avenue
                           Lakewood, NJ 08701
                           Telephone: 732 363-3800
                           Facsimile:  732 363-0965
                           Attention:   Chief Executive Officer

With a copy to:   Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                           P.O. Box 5600
                           Woodbridge, NJ 07095
                           Telephone: 732-549-5600
                           Facsimile:  732-549-1881
                           Attention:  W. Raymond Felton, Esq.

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

         g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.
         h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         i. Survival. Unless this Agreement is terminated under Section 8(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 2, 3 and 4, and the indemnification provisions set forth in Section 7, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

         j. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions in the form as is required by applicable law and regulations.

         k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         l. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.
         m. Placement Agent. The Company shall be responsible for the payment of placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

         n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         o. Remedies. Each Buyer shall have all rights and remedies set forth herein and all rights and remedies which such Buyer has been granted at any time under any other agreement or contract and all of the rights which such Buyer has under any law. Each Buyer shall be entitled to enforce such rights specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.
                            [signature page follows]

                  IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.




                                    COMPANY:

                                              THE CLASSICA GROUP, INC.



                                              By:      _________________________
                                              Name:    Scott G. Halperin
                                              Title:   Chief Executive Officer


                                     BUYER:

                                              ----------------------------------


                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

                               SCHEDULE OF BUYERS

Buyer's Name  Buyer's Address and  Number of Shares of Purchase     Buyer's
               Facsimile Number       Common Stock       Price  Representative's
                                                                  Address and
                                                                Facsimile Number
------------  -------------------  ------------------- -------- ----------------

------------  -------------------  ------------------- -------- ----------------

------------  -------------------  ------------------- -------- ----------------

------------  -------------------  ------------------- -------- ----------------

                                    EXHIBIT A

                          Registration Rights Agreement